                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                   BELDEN INC.
             (Exact Name of Registrant as Specified in its Charter)

             DELAWARE                                        76-0412617
  (State or Other Jurisdiction of                        (I.R.S. Employer
  Incorporation or Organization)                        Identification No.)


                        7701 FORSYTH BOULEVARD, SUITE 800
                            ST. LOUIS, MISSOURI 63105
              (Address of Principal Executive Offices and Zip Code)

                      BELDEN INC. LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                               KEVIN L. BLOOMFIELD
                                    SECRETARY
                        7701 FORSYTH BOULEVARD, SUITE 800
                            ST. LOUIS, MISSOURI 63105
                     (Name and Address of Agent for Service)

                                 (314) 854-8030
          (Telephone Number, Including Area Code, of Agent For Service)



                         CALCULATION OF REGISTRATION FEE

======================== ====================== ====================== ====================== ======================
Title of Securities to       Amount to be         Proposed Maximum       Proposed Maximum           Amount of
     be Registered            Registered         Offering Price Per     Aggregate Offering      Registration Fee
                                                       Share(1)               Price(1)
======================== ====================== ====================== ====================== ======================
Common Stock par value         1,200,000              $23.21875             $27,862,500             $7,355.70
$.01 per share
======================== ====================== ====================== ====================== ======================

------------------------
         (1)Estimated solely for purposes of calculating the Registration Fee based, pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, on the average of the high and low prices of the Common Stock on the New York Stock Exchange on November 29, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the "Note" to Part I of Form S-8.

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Belden Inc. (the "Company"), are incorporated herein by reference:

(a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

(b) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2000, June 30, 2000 and September 30, 2000; and

(c) the description of the Company's common stock incorporated by reference in the Registration Statement on Form 8-A for the registration of the common stock of the Company pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") filed with the Commission on August 25, 1993, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The opinion as to the legality of the securities registered hereunder is being given by Kevin L. Bloomfield, Vice President, Secretary and General Counsel of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Reference is made to Section 145 of the General Corporation Law of the State of Delaware (the "GCL"), which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the GCL, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Article VIII of the Certificate of Incorporation of the Company eliminates the personal liability for monetary damages of directors under certain circumstances and provides indemnification to directors and officers of the Company to the fullest extent permitted by the GCL. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding.

The Company has obtained a directors' and officers' liability insurance policy which insures the Company's directors and officers against certain liabilities, including liabilities for which the Company may not be able to indemnify such persons. The Company also has entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements contain certain provisions for indemnification against expenses, judgments, fines and settlements in connection with threatened or pending litigation, inquiries or investigations that arise out of the director's or officer's acts or omissions in his capacity as a director or officer of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

The following exhibits are filed as part of this Registration Statement:

4.1 Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (File No. 33-83154))
4.2 Bylaws of the Company (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 (File No. 33-83154))
4.3      Specimen Common Stock Certificate (incorporated herein by reference to
         Exhibit 4.1 to the Company's Form 10-K for the fiscal year ended December 31, 1995)
4.4 Amendment to Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to the Company's Form 10-K for the fiscal year ended December 31, 1997)
4.5 Rights Agreement, dated as of July 6, 1995, between Belden Inc. and First Chicago Trust Company of New York, as Rights Agent; ChaseMellon Shareholder Services, L.L.C. has superseded First Chicago Trust Company of New York as Rights Agent (incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Commission and effective on July 25, 1995)
4.6      Belden Inc. Long-Term Incentive Plan
5.1 Opinion of Kevin L. Bloomfield on the legality of securities being issued
23.1     Consent of Ernst & Young LLP

23.2     Consent of Kevin L. Bloomfield (included in Exhibit 5.1)
24.1     Powers of Attorney from Members of the Board of Directors of Belden
         Inc.


ITEM 9.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on December 1, 2000.

                                     BELDEN INC.

                                     By: /s/ C. Baker Cunningham
                                        ----------------------------
                                           C. Baker Cunningham
                                           Chairman, President and
                                           Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



SIGNATURE                                    TITLE                                 DATE



/s/ C. Baker Cunningham
------------------------------               Chairman of the Board,                December 1, 2000
C. Baker Cunningham                          President, Chief Executive
                                             Officer and Director
                                             (Principal Executive Officer)


/s/ Paul Schlessman
------------------------------               Vice President, Finance and           December 1, 2000
Paul Schlessman                              Chief Financial Officer
                                             (Principal Financial and
                                             Accounting Officer)


/s/ LORNE D. BAIN*
------------------------------
Lorne D. Bain                                Director                              December 1, 2000


/s/ JOHN M. MONTER*
------------------------------
John M. Monter                               Director                              December 1, 2000



/s/ WHITSON SADLER*                          Director                              December 1, 2000
-------------------------------
Whitson Sadler


/s/ CHRISTOPHER I. BYRNES*
---------------------------
Christopher I. Byrnes                        Director                              December 1, 2000



/s/ BERNARD G. RETHORE*
------------------------
Bernard G. Rethore                           Director                              December 1, 2000


--------------------------------------------
* By C. Baker Cunningham, Attorney-in-fact

                                INDEX TO EXHIBITS

Exhibit

4.1 Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (File No. 33-83154))

4.2        Bylaws of the Company (incorporated herein by reference to Exhibit
           4.2 to the Company's Registration Statement on Form S-8 (File No. 33-83154))

4.3 Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company's Form 10-K for the fiscal year ended December 31, 1995)

4.4 Amendment to Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to the Company's Form 10-K for the fiscal year ended December 31, 1997)

4.5 Rights Agreement, dated as of July 6, 1995, between Belden Inc. and First Chicago Trust Company of New York, as Rights Agent; ChaseMellon Shareholder Services, L.L.C. has superseded First Chicago Trust Company of New York as Rights Agent (incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Commission and effective on July 25, 1995)

4.6        Belden Inc. Long-Term Incentive Plan

5.1 Opinion of Kevin L. Bloomfield on the legality of securities being issued

23.1       Consent of Independent Auditors

23.2       Consent of Kevin L. Bloomfield (included in Exhibit 5.1)

24.1       Powers of Attorney from Members of Board of Directors of Belden Inc.